Exhibit 10.4

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  May 11, 2011

SOLID WISE LIMITED

By:	/s/ Iwamatsu Reien
Name: Iwamatsu Reien, Director

/s/ Iwamatsu Reien
Name: Iwamatsu Reien

/s/ Xiangju Mu
Name: Xiangju Mu